Exhibit 10.1

SECURITIES REPURCHASE AGREEMENT

SECURITIES REPURCHASE AGREEMENT (this “Agreement”), entered into on March 29, 2018 by and between Emmaus Life Sciences, Inc. (“Emmaus”) and Sarissa Capital Offshore Master Fund LP (“Sarissa”), with reference to the following facts:

RECITALS:

A.

Sarissa owns, of record and beneficially, 1,197,657 issued and outstanding shares of Emmaus common stock (the “Shares”) and Common Stock Purchase Warrants, Warrant Nos. WO614-17-A, WO614-18, WO813-31-C, and WO813-32-B, to purchase in the aggregate up to 800,000 shares of Emmaus common stock (the “Warrants”);

B.

Emmaus desires to repurchase from Sarissa, and Sarissa is willing to sell to Emmaus, 700,000 of the Shares (the “Purchased Shares”) and the Warrants (collectively, the “Securities”) on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF SECURITIES

1.1Purchase and Sale.  Concurrently with the execution and delivery of this Agreement, Emmaus shall purchase from Sarissa, and Sarissa shall sell, assign, transfer, convey and deliver to Emmaus, the Securities, free and clear of all pledges, security interests, liens, charges, options, conditional sales contracts, claims, restrictions, covenants, or other encumbrances or restrictions (other than restrictions under applicable securities laws) of any nature whatsoever (collectively, (“Liens”), against Emmaus’s payment to Sarissa of $7,500,000 (the “Purchase Price”) by wire transfer to an account of Sarissa designated by Sarissa for this purpose.

1.2Deliveries.  Concurrently with the execution and delivery of this Agreement, Sarissa shall: (a) deliver to Emmaus’s stock transfer agent one or more stock certificates representing the Purchased Shares, with the reverse side or sides of the certificate or certificates duly completed and executed, and a duly completed and executed Certificate Transfer Instruction Form in the form attached hereto as Exhibit A; and (b) deliver to Emmaus the Warrants, together with duly completed Assignments thereof in the form attached as Exhibit B to the Warrants.  Upon receipt of the foregoing, Emmaus shall pay to Sarissa the Purchase Price provided in Section 1.1 and shall arrange for the prompt reissuance to Sarissa of one or more stock certificates representing the balance of the Shares.  Notwithstanding the delivery or non-delivery of the Warrants and the Assignments as provided above, upon payment of the Purchase Price, the Warrants shall be canceled and be of no further force or effect.

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ARTICLE II
SARISSA’S REPRESENTATIONS AND WARRANTIES

Sarissa represents and warrants to Emmaus as follows:

2.1Ownership.  Sarissa is the record and beneficial owner and holder of the Securities, free and clear of any Liens. The sale and delivery to Emmaus of the Securities will vest in Emmaus ownership of the Securities, free and clear of any Liens.  The Warrants constitute all of the Emmaus common stock purchase warrants owned of record or beneficially by Sarissa and its affiliates.

2.2Authorization.  Sarissa is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and has all partnership power and authority to enter into this Agreement and instruments referred to herein to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Sarissa of this Agreement, and the consummation by Sarissa of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Sarissa.  This Agreement has been duly executed and delivered by Sarissa and constitutes the valid and binding obligation of Sarissa, enforceable against Sarissa in accordance with its terms.

2.3Consent of Third Parties; Violations.  Neither the execution, delivery or performance of this Agreement by Sarissa, nor the consummation by it of the obligations and transactions contemplated hereby, requires any consent of, authorization by, exemption from, filing with or notice to any governmental entity or any other entity or person other than filings under applicable securities laws.  Neither the execution and delivery of this Agreement by Sarissa, the performance by Sarissa of its obligations hereunder nor the consummation by Sarissa of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with any provisions of the organizational documents of Sarissa or (ii) violate, or require any consent, approval, or notice under any provision of any judgment, order or decree or any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree or legal requirement applicable to Sarissa.

2.4Sophistication; Disclaimer and Non-reliance.  Sarissa, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and has had the opportunity to consult counsel or other advisors with respect thereto.  Neither Emmaus nor any of its affiliates or representatives is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in Article III, and Emmaus hereby disclaims any such other representations and warranties.  Sarissa is a sophisticated seller and has made its own independent investigation, review and analysis regarding the Securities and the transactions contemplated hereby. Sarissa acknowledges that neither Emmaus nor any of its affiliates or representatives is making, directly or indirectly, any representation or warranty, except as expressly as forth in Article III.

2.5Broker.  There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of Sarissa who might be entitled to any fee or commission for which Emmaus will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

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ARTICLE III
EMMAUS’S REPRESENTATIONS AND WARRANTIES

Emmaus hereby represents and warrants to Sarissa as follows:

3.1Authorization.  Emmaus is duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Emmaus of this Agreement, and the consummation by Emmaus of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Emmaus.  This Agreement has been duly executed and delivered by Emmaus and constitutes the valid and binding obligation of Emmaus, enforceable against Emmaus in accordance with its terms.

3.2Consent of Third Parties; Violations.  Neither the execution, delivery or performance of this Agreement by Emmaus, nor the consummation by it of the obligations and transactions contemplated hereby, requires any consent of, authorization by, exemption from, filing with or notice to any governmental entity or any other entity or person other than filings under applicable securities laws.  Neither the execution and delivery of this Agreement by Emmaus, the performance by Emmaus of its obligations hereunder nor the consummation by Emmaus of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with any provisions of the organizational documents of Emmaus or (ii) violate, or require any consent, approval, or notice under any provision of any judgment, order or decree or any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree or legal requirement applicable to Emmaus.

3.3Certain Transactions.  Neither Emmaus, any subsidiary thereof nor any director, officer, employee, agent or representative of Emmaus or any such subsidiary (including any investment banker or similar broker) is presently engaged in or in the last 90 days has engaged in any material discussions or negotiations regarding the possible sale or other disposition, directly or indirectly, of all or substantially all of the business or assets (including by license) of Emmaus or any such subsidiary, whether by merger, stock purchase, asset purchase or otherwise.

ARTICLE IV
POST-CLOSING COVENANTS

4.1Further Assurances.  Each party shall, at any time and from time to time, at the request of the other party, execute and deliver such other instruments as the other party may reasonably request in order to effectively consummate the transactions contemplated hereby.

ARTICLE V
MISCELLANEOUS

5.1Amendment and Waiver.  This Agreement may be amended only in a writing signed by the parties.

5.2Counterparts. This Agreement may be executed, including electronically or in PDF or by facsimile, simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall

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become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

5.3Expenses.  Each of the parties shall pay all costs and expenses incurred by it in negotiating and preparing this Agreement and in carrying out the transactions contemplated hereby.

5.4Construction.  This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws.

5.5Headings.  The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

5.6Assignment.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.7Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings among the parties hereto.

5.8Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties to this Agreement and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

5.9Interpretative Matters.  Unless the context otherwise requires, (a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement, (b)  words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (c) whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

5.10No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Securities Repurchase Agreement as of the date first above written.

Emmaus Life Sciences, Inc.

By:/s/ Yutaka Niihara
Yutaka Niihara, M.D., M.P.H.
Chairman and Chief Executive Officer

Sarissa Capital Offshore Master Fund LP

By:Sarissa Capital Offshore Fund GP LLC, its general partner

By:/s/ Mark DiPaolo
Mark DiPaolo
Authorized Person

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